AGREEMENT

This Agreement (the “Agreement”) is made and entered into effective as of April 3, 2014 (the ”Effective Date”), between Orgenesis, Inc., a Nevada corporation, with its principal offices located at 21 Sparrow Circle, White Plains, NY 10605, United States of America (the “COMPANY”) and Aspen Agency Limited, a Hong Kong corporation, with a principal address at Unit 1010, 10/F Miramar Tower, 132 Nathan Road, Tsimshatsui, Kowloon, Kong Kong S.A.R. (the ”CONSULTANT”).

WHEREAS, the Company is seeking to expand its business through contracts with distributors and various other strategic business relationships in Asia; and

WHEREAS, the Company is seeking to increase market awareness of the Company in European markets; and

WHERAS, the Company is seeking to engage Consultant to assist it in Investment Banking, Investor Relations, Business Development, and aligning strategic alliances for the purposes of introducing the Company to the European market; and

WHEREAS, Consultant wishes to assist the Company by finding strategic business relationships; and

WHEREAS, Consultant has relationships which it can leverage to assist the Company in strategic business development for its product in the Asian markets; and

WHEREAS, the Company wishes to retain Consultant to provide such services for the consideration as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.             Appointment as Consultant

Appointment. On the basis of the representations, warranties and covenants contained in this Agreement, but subject to the terms and conditions herein set forth, the Company is appointing Consultant for the purpose of utilizing the Consultant’s extensive contacts to structure and consummate strategic business relationships in the European markets, in addition, to utilizing its expertise and the expertise of its employees to bring awareness to the Company’s publicly traded common stock in European markets, for a period of one year from the date of this Agreement (the “Term”). The Term shall be automatically extended by both parties should the Consultant be engaged in an ongoing negotiation with any targeted party as instructed by the Company until the completion of such negotiation, or as otherwise mutually agreed upon by the parties hereto. Consultant accepts the appointment, agrees on the terms and conditions herein set forth and agrees to use its best efforts during the Term to perform the services described herein.

1.2           Scope of Appointment. Consultant, by virtue of this Agreement or otherwise, is not an agent of the Company. As a Consultant for the Company under this Agreement, Consultant is to:

1.2.1	contact prospective offerees of the Company’s products and services;

1.2.2	give such offerees information concerning the Company, its business and personnel as prescribed by the Company;

1.2.3	introduce such prospective offerees to the Company which offerees who reside outside the United States and Canada invest in private placements of the Company;

1.2.4	assist the Company in negotiations with prospective offerees;

1.2.5	assist the Company in potential investment banking transactions in Europe; and

1.2.6	introduce Orgenesis to the Asian markets.

               1.3      Nature of Relationship.

               1.3.1 Independent Contractor Status. Consultant shall be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

               1.3.2 Use of Other Consultants/Exclusivity. The Company shall be free to use other Consultants for the offering of its products and services. However, Consultant shall not, during the Term, provide services to any company which offers products or services similar to those offered by the Company.

               1.3.3 No Additional Compensation. Consultant shall not be entitled to any compensation from or reimbursement of expenses by, the Company in connection with the performance of Consultant’s duties hereunder, except as set forth herein.

2.             Representations and Warranties of the Company.

The Company represents, warrants and agrees with Consultant that:

               2.1 The Company is duly organized and validly existing corporation under the laws of the State of Nevada, and has all requisite authority to own its property and conduct its business as currently conducted.

               2.2 The execution and delivery by the Company of this Agreement and the Option, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

3.             Representations, Warranties and Covenants of the Consultant.

Consultant represents, warrants and agrees with the Company that Consultant has full power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by this Agreement. This Agreement is a valid and legally binding obligation of Consultant, enforceable against it in accordance with its terms. Consultant is not restricted or prohibited, contractually, by court order, agreement or otherwise, from entering into and performing this Agreement, and the services to be performed hereunder, and Consultant’s execution and performance of this Agreement is not a violation or breach of any agreement between Consultant and any other person or entity.

Consultant will not trade in the securities of Company while in possession of undisclosed material information regarding the Company, and will keep all Company confidential information completely confidential and not disclose to any party without Company’s written consent.

Consultant will comply with all applicable securities and other laws, rules and regulations in carrying out its obligations under this agreement.

4.             Compensation.

As compensation for the successful completion of the Consultant’s services as described herein, as determined by the Company acting reasonably or as otherwise set out in this Agreement, the Company shall grant to the Consultant the option to purchase up to 3,000,000 shares of the Company’s common stock (“Option”) exercisable at $0.52 per share for a period of 3 years from the date of this agreement (“Exercise Period”). After expiration of the Exercise Period Consultant shall have no right to purchase the shares of common stock underlying the Option.

5.             Grant of Option.

5.1           Grant of Option. Subject to the terms and conditions of this Agreement, upon the execution of this Agreement, the Company will grant to the Consultant the Option to purchase up to 3,000,000 shares of common stock (the “Option Shares”) as listed in clause 4 upon the terms and conditions of this Agreement. The Option will vest and be exercisable as follows:

                a) 1,000,000 Options (the “First Tranche”) will vest as at the date of execution of this Agreement;

                b) in the event the Consultant exercises all 1,000,000 vested First Tranche Options during the first 12 months of this Agreement, the “Second Tranche” of 2,000,000 Option tranches will vest.

Any Options that are not vested and will not vest as the conditions listed above have not been fulfilled will terminate immediately, and the Consultant will have no further rights with respect to the Options.

5.2           Exercise Price. The price to be paid by the Consultant for each Option Share in the event of an exercise of all or any portion of the Option shall be $0.52 (the “Exercise Price”) per Option Share.

5.3           Duration of Option. The Option for the First Tranche of 1,000,000 Options shall vest and become immediately exercisable, the Second Tranche shall vest after full exercise of the First Tranche (provided the First Tranche is exercised in full during the first 12 months of this Agreement), and all Options shall expire on and no longer be exercisable three years from the date of this Agreement.

5.4           Exercise of Option.

5.4.1        Manner. The Option may be exercised by the Consultant in whole or in part, subject to the conditions contained herein, by the Consultant (i) paying in full the total Exercise Price for the shares purchased and (ii) delivering, in person or by registered mail, written notice of exercise to the Company substantially in the form of the Option Exercise Form attached hereto as Exhibit A. As soon as practicable after such notice and payment are received, the Company shall cause the Consultant to be recorded on the books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Purchaser one or more duly issued stock certificates evidencing such ownership.

5.4.2        Payment. At the time of exercise of this Option, the Consultant shall pay the Exercise Price of the Option Shares by certified bank check or wire transfer in immediately available funds made payable to the Company.

5.4.3        Shares Restricted. The Consultant acknowledges that the Shares upon exercise of the Options will be restricted securities under U.S. securities laws and will bear a legend under Rule 144 promulgated under the Securities Act of 1933 as advised by legal counsel to the Company. In the event that the Company files a new registration statement after the execution of this Agreement for the registration under the Securities Act of 1933 of other securities, the Company will use reasonable efforts to include the Option Shares in the same registration statement to register the Option Shares. The Company may determine in its discretion or on the advice of a financial advisor that the addition of the Option Shares would be detrimental to the Company’s interests, and in such case it may defer the registration of the Option Shares to another registration statement.

6.             Governing Law; Jurisdiction. This Agreement and the enforcement thereof shall be governed by and construed under the laws of the State of Nevada. The parties hereto consent to the non-exclusive jurisdiction of any state or federal court and any appellate court from any appeal thereof in any action or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby.

7.             Termination. Consultant or the Company shall have the right to terminate this Agreement by giving written notice to the other; provided, however, that Consultant shall have 30 days to exercise any vested Options after termination. The Company will not terminate this Agreement without a reasonable basis for doing so.

8.             Notices. All notices provided for by this Agreement shall be made in writing either (i) by actual delivery of the notice, or (ii) by the mailing of the notice in the United States mail to the party's last known address, by certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled to notice and in case (ii) on the date of deposit in the United States mail.

9.             Severability. If any portion of this Agreement is held invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

10.           Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

11.           Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties to this Agreement.

12.           Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

13.           Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement, the controlling persons of the parties and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of by virtue of this Agreement or any provision contained in this Agreement.

14.           Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understanding or written or oral agreements between them respecting the subject matter of this Agreement.

15.           Arbitration. In the event that there shall be a dispute, controversy or claim arising out of, relating to or in connection with this Agreement or related to the subject matter hereof, the Parties agrees that such dispute shall be submitted to binding arbitration in New York City, under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect, or such other procedures as the Parties may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by each of the Parties to the dispute and the third of which shall be selected by the two arbitrators so selected. Any award issued as a result of such arbitration shall be final and binding between the Parties, and shall be enforceable by any court having jurisdiction over the Party against whom enforcement is sought.

16.           Indemnification.

               a. Indemnification of Company by Consultant. Consultant agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents, up to the amount of compensation received under this Agreement, against any and all loss, liability, claims, damage and expense, including reasonable attorney fees, arising out of or based upon Finder’s breach of this Agreement.

               b. Indemnification of Consultant by Company. The Company agrees to indemnify and hold harmless Consultant, against any and all loss, liability, claims, damage and expense, including reasonable attorney fees, arising out of or based on this Agreement, including, but not limited to (1) a breach of this Agreement by the Company or (2) any claims arising out of Consultant’s performance of services under this Agreement, provided such performance was lawful, in compliance with the Company’s instructions and made in good faith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set opposite their respective signatures below, but effective as provided herein.

Orgenesis, Inc.		Aspen Agency Limited

By:	/s/ Vered Caplan	By:	/s/ Charles van Musscher

Name:	Vered Caplan	Name:	Charles van Musscher

Title:	CEO	Title:	Director

Date:	April 3, 2014	Date:	April 3, 2014

EXHIBIT A
OPTION EXERCISE FORM

            This Option Exercise Form (this “Agreement”) by and between the undersigned optionee, Aspen Agency Limited, a Hong Kong registered corporation (the “Optionee”), and the undersigned optionor, Orgenesis, Inc. (the “Company”), is executed and delivered pursuant to the Consulting Agreement (“Agreement”) dated April 3, 2014 by and between the Optionee and the Company.

            Subject to the foregoing, the Optionee hereby purchases _________________shares (the “Option Shares”) of common stock of the Company pursuant to that certain option (the “Option”) granted to the Optionee under the Agreement. Such shares are purchased at a per share exercise price of $0.52 per share (“Exercise Price”).

            Concurrently upon the delivery of this Agreement to the Company, the Optionee is delivering the Exercise Price multiplied by the number of shares purchased by Optionee to the Company in accordance with and in the manner set forth in the Agreement. Upon receipt of this notice and payment, the Company hereby agrees to immediately (i) cause the Optionee to be recorded on the books of the Company as the owner of the Option Shares purchased, and (ii) deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

            Dated: [__________________]

Aspen Agency Limited,
Optionee

By: _____________________________________________

Receipt Acknowledged By:

Orgenesis, Inc.

By: _____________________________________________